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                                                                EXHIBIT 5.1

                                  FAEGRE & BENSON LLP
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                    2200 Norwest Center, 90 South Seventh Street
                         Minneapolis, Minnesota 55402-3901
                             Telephone 612-336-3000
                             Facsimile 612-336-3026

                                    February 2, 1999

Hutchinson Technology Incorporated
40 West Highland Park
Hutchinson, Minnesota 55350-9784

Gentlemen:

     In connection with the proposed registration under the Securities Act of 1933, as amended, of 917,472 additional shares of Common Stock of Hutchinson Technology Incorporated, a Minnesota corporation (the "Company"), we have examined such corporate records and other documents, including the Registration Statement on Form S-3 relating to such shares (the "Registration Statement"), and have reviewed such matters of law as we have deemed necessary for this opinion, and we advise you that in our opinion:

     1. The Company is a corporation duly organized and existing under the laws of the State of Minnesota.

     2. When the Board of Directors of the Company or a duly authorized committee of the Board determines the price and terms of the shares of Common Stock to be sold by the Company, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such shares of Common Stock by the Company, and, when issued and sold as contemplated in the Registration Statement, such shares will be legally and validly issued and fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus constituting a part of the Registration Statement and to the reference to our firm wherever appearing therein.

                                   Very truly yours,




                                   FAEGRE & BENSON LLP



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